                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).


     [X] Definitive proxy statement.


     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           Otter Tail Power Company
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

215 South Cascade
Fergus Falls, MN 56537                           [OTTER TAIL POWER COMPANY LOGO]

                                                                   March 2, 2001

To the Holders of Common Shares of Otter Tail Power Company:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Power Company, which will be held at the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, at 10:00 a.m. on Monday, April 9, 2001.

Enclosed is a formal Notice of Annual Meeting and Proxy Statement which describe the business to be conducted at the meeting.


As discussed in the formal Notice and Proxy Statement, the Board of Directors proposes the reelection of Mr. Arvid R. Liebe and Mr. John C. MacFarlane for three-year terms on the Board of Directors. The Board of Directors proposes the election of Mr. Gary J. Spies for an initial three-year term on the Board of Directors.


Shareholders will also be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2001.

At the Annual Meeting, you will be asked to consider and vote upon a proposed amendment to the Company's Articles of Incorporation, changing our corporate name from "Otter Tail Power Company" to "Otter Tail Corporation." The name Otter Tail Power Company has served us well in past years and will continue to be used in connection with our electric business. Our new corporate name will reflect that our diversified enterprise is now much more than a power company and will still allow the general public to distinctively identify our Company.


Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. This year you may vote your shares via the Internet. You can also vote your shares by using a toll-free telephone number. Instructions for using these convenient services are provided with your Proxy card.



You may still vote your shares by marking your votes on the Proxy card, signing and dating it, and mailing it in the envelope provided. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Dreyfus Retirement Services.


A question slip is also enclosed with this Proxy Statement. If you have any questions about Otter Tail Power Company that you would like to have answered at the meeting or in writing, please forward them to me.

                                         Sincerely,

                                         [JOHN C. MACFARLANE]
                                         John C. MacFarlane
                                         President & Chief Executive Officer

                            NOTICE OF ANNUAL MEETING

Notice is hereby given to the holders of Common Shares of Otter Tail Power Company that the Annual Meeting of Shareholders of the Company will be held in the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, on Monday, April 9, 2001, at 10:00 a.m. to consider and act upon the following matters:

1. To elect three (3) Directors to the Company's Board of Directors to serve a term of three years;

2. To approve an amendment to the Restated Articles of Incorporation to change the name of the Company from "Otter Tail Power Company" to "Otter Tail Corporation";

3. To approve the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the year 2001; and

4. To transact such other business as may properly be brought before the meeting.


Dated: March 2, 2001                      GEORGE A. KOECK, Corporate Secretary &
                                             General Counsel


                             YOUR VOTE IS IMPORTANT


Please vote your Proxy by telephone or via the Internet as described in the instructions on the enclosed Proxy card, or please sign and return the Proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Dreyfus Retirement Services.

                                PROXY STATEMENT
                            OTTER TAIL POWER COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 9, 2001

This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Otter Tail Power Company of Proxies for use at the Annual Meeting of Shareholders to be held on April 9, 2001.

The mailing address of the principal executive office of the Company is Box 496, Fergus Falls, Minnesota 56538-0496. The approximate date on which the Proxy Statement and form of Proxy will be first sent to shareholders is March 2, 2001.


Any shareholder giving a Proxy will have the right to revoke it by written notice to an officer of the Company or by submitting another proper Proxy by telephone or via the Internet, or by filing a new written Proxy bearing a later date at any time before the Proxy is voted at the meeting. A shareholder wishing to vote in person after giving a Proxy must first give written notice of revocation to an officer of the Company.


All shares represented by valid, unrevoked Proxies will be voted at the Annual Meeting. Shares voted as abstentions on any matter (or as "withhold authority" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a Proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit Proxies by telephone or in person. No additional compensation is paid for such solicitation.

The record date for the determination of shareholders entitled to vote at the meeting is the close of business on February 15, 2001.

A copy of the Company's 2000 Annual Report, including financial statements, is enclosed with this mailing.

                           OUTSTANDING VOTING SHARES


The outstanding voting shares of the Company at the close of business on February 15, 2001, the record date for shareholders entitled to notice of and to vote at said meeting, consisted of 23,855,888 Common Shares. Each holder of record at the close of business on that day is entitled to one vote per share.


The only persons known to the Company to own beneficially (as defined by the Securities and Exchange Commission for Proxy Statement purposes) more than 5% of the outstanding Common Shares of the Company as of February 15, 2001, are as follows:


        NAME AND ADDRESS         AMOUNT AND NATURE OF
      OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP                PERCENT OF CLASS
      -------------------        --------------------                ----------------
Otter Tail Power                  1,800,323 shs.(1)                       7.55%
Company Employee
Stock Ownership Plan
c/o Mellon Bank, N.A.
One Mellon Bank Center
Pittsburgh, PA 15258-0001

Cascade Investment L.L.C.         1,399,500 shs.(2)                       5.87%
2365 Carillon Point
Kirkland, WA 98033


(1) The Common Shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which Mellon Bank is Trustee, subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the Common Shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all Company Common Shares allocated to their accounts (1,800,323 Common Shares as of December 31, 2000) and will receive a separate Proxy for voting such Shares. All Common Shares allocated to the participants for which no voting instructions are received will be voted by the Trustee in proportion to the instructed shares. All unallocated Common Shares held by the ESOP (none as of December 31, 2000) will be voted as directed by the Retirement Committee.



(2) According to Form SC 13G/A dated February 9, 2001, the Common Shares owned by Cascade Investment L.L.C. are deemed to be owned beneficially by William
    H. Gates, III, as the sole member of Cascade Investment L.L.C.


                       NOMINEES FOR ELECTION AS DIRECTORS


The terms of Mr. MacFarlane, Mr. Liebe, and Ms. Dietz expire at the time of the 2001 Annual Meeting. Ms. Dietz is no longer eligible to serve on the Board of Directors. The Board of Directors nominates for reelection Mr. MacFarlane and Mr. Liebe to serve three-year terms ending at the time of the Annual Meeting in 2004. In addition, the Board of Directors nominates for election to the Board of Directors Mr. Gary J. Spies to serve a three-year term ending at the time of the Annual Meeting in 2004.


It is the intention of the Proxies named to vote for the three nominees named below, but in case any of them should become unavailable due to unforeseen causes, the Proxies will vote for the remainder of such nominees and may also vote for other nominees not named herein in lieu of those unable or unwilling to serve. The affirmative vote of a majority of the Common Shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors.

The following information is furnished with respect to each nominee for election as a Director and for each Director whose term of office will continue after the meeting:


                                                            PRINCIPAL                                    DIRECTOR
                NAME                                      OCCUPATION(1)                   AGE             SINCE
                ----                                      -------------                   ---            --------
NOMINEES FOR ELECTION FOR A THREE-YEAR
TERM EXPIRING IN APRIL 2004:

Arvid R. Liebe***                           President, Liebe Drug, Inc.                   59               1995
                                            (Retail Business)
                                            Milbank, South Dakota

John C. MacFarlane*                         Chairman, President and                       61               1983
                                            Chief Executive Officer
                                            Otter Tail Power Company
                                            Fergus Falls, Minnesota

Gary J. Spies                               Chairman and President                        59                 --
                                            Service Food, Inc.
                                            (Retail Business)
                                            Fergus Falls, Minnesota
                                            Spies, Inc.
                                            (Retail Business)
                                            Perham, Minnesota

DIRECTORS WITH TERMS THAT EXPIRE
IN APRIL 2003:

Thomas M. Brown*/***                        Retired Partner                               70               1991
                                            Dorsey & Whitney LLP
                                            Minneapolis, Minnesota

Maynard D. Helgaas***                       Owner/Chairman of the Board                   66               1985
                                            Midwest Agri-Development Corp.
                                            (Farm Equipment and Supplies)
                                            Jamestown, North Dakota

Robert N. Spolum**                          Retired Chairman,                             70               1991
                                            President and CEO
                                            Melroe Company
                                            (Industrial Equipment Manufacturer)
                                            Principal, R. N. Spolum & Associates
                                            (Business Consulting)
                                            Fargo, North Dakota

                                                            PRINCIPAL                                    DIRECTOR
                NAME                                      OCCUPATION(1)                   AGE             SINCE
                ----                                      -------------                   ---            --------
DIRECTORS WITH TERMS THAT EXPIRE
IN APRIL 2002:

Dennis R. Emmen**/***                       Retired Senior Vice President-Finance,        67               1984
                                            Treasurer and Chief
                                            Financial Officer
                                            Otter Tail Power Company
                                            Fergus Falls, Minnesota

Kenneth L. Nelson**                         President & CEO,                              59               1990
                                            Barrel O'Fun
                                            President & CEO, Kenny's Candy
                                            Owner, Nelson's Confections
                                            (Production of Snack Foods)
                                            Perham, Minnesota

Nathan I. Partain*/**                       Executive Vice President,                     44               1993
                                            Duff & Phelps Investment Management Co.
                                            (Investment Management) and Executive Vice
                                            President and Chief Investment Officer
                                            Duff & Phelps Utilities Income Inc.
                                            (Closed-end Utility Income Fund)
                                            Chicago, Illinois


  * Member of Nominating Committee of the Board of Directors
 ** Member of Audit Committee of the Board of Directors
*** Member of Compensation Committee of the Board of Directors

(1) Each of the nominees and Directors has had the same position or another executive position with the same employer for the past five years.


The Company has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Company's Audit Committee reviews accounting and control procedures of the Company. The Committee is composed of four members of the Board of Directors who, for 2000, were Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, and Robert N. Spolum. In 2000, this Committee held five meetings. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee appearing later in this Proxy Statement.



The Compensation Committee is composed of four members of the Board of Directors who, for 2000, were Thomas M. Brown, Dennis R. Emmen, Maynard D. Helgaas, and Arvid R. Liebe. The Committee reviews the compensation of the officers and fees of Directors of the Company and makes recommendations on such compensation and fees to the Board of Directors. The Committee administers the 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan and grants options and other awards under the 1999 Stock Incentive Plan. This Committee held five meetings in 2000.



The Nominating Committee identifies qualified nominees to succeed to Board membership. The Committee is composed of four members of the Board of Directors who, for 2000, were Thomas M. Brown, Dayle Dietz, John C. MacFarlane, and Nathan
I. Partain. Any shareholder may submit recommendations for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President, Otter Tail Power Company, Box 496, Fergus Falls, Minnesota 56538-0496. In 2000 this Committee held one meeting.



During 2000, the Board of Directors held a total of eight regularly scheduled and special meetings. The Board of Directors also held a planning retreat with senior management. Each incumbent Director attended at least 75% of the total of
(i) all meetings of the Board of Directors held during the period for which he or she was a Director, and (ii) all meetings of the committees during the periods he or she served on such committees.


DIRECTORS' COMPENSATION


All Directors of the Company (other than officers of the Company) are compensated $18,000 per year for all services as Directors, including service on committees. A fee of $950 is also paid for attendance at each board and committee meeting. Each committee chair receives an additional retainer of $2,000 per year. In addition, non-officer Directors receive an actual expense or a $100 travel allowance if they are required to furnish their own transportation to Directors' or any committee meetings outside their city of residence. Non-officer Directors also receive 2,000 nonqualified stock options, granted on the date of the annual meeting each year. The option exercise price is equal to the market price of the Company's Common Shares on the date of grant. The options vest immediately, with an option term of 10 years. Non-officer Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock or a combination. Non-officer Directors may also elect to defer the receipt of all or part of the payments pursuant to the Company's Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Stock is deferred in the form of restricted stock units which are credited quarterly with dividend equivalents equal to the dividend rate on the Company's Common Shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of December 31, 2000, with respect to beneficial ownership of Common Shares of the Company for each Director and nominee, each executive officer named in the Summary Compensation Table herein, and all Directors and executive officers of the Company as a group:


                                                   AMOUNT AND NATURE OF
          NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)(2)
          ------------------------              --------------------------
Thomas M. Brown                                            4,326
Dayle Dietz                                                5,416(3)
Dennis R. Emmen                                            5,000(4)
John D. Erickson                                          15,169(5)
Maynard D. Helgaas                                         3,451
Douglas L. Kjellerup                                      18,796(6)
Arvid R. Liebe                                             4,702(7)
John C. MacFarlane                                        68,758(8)
Lauris N. Molbert                                          5,000
Kenneth L. Nelson                                          7,419
Nathan I. Partain                                          4,600(9)
Gary J. Spies                                                393
Robert N. Spolum                                          13,459
Ward L. Uggerud                                           19,615(10)
All Directors and executive officers as a
  group                                                  222,819


 (1) Represents outstanding Common Shares beneficially owned both directly and indirectly as of December 31, 2000. The Common Share interest of each named person and all Directors and executive officers as a group represents less than 1% of the aggregate amount of Common Shares issued and outstanding. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.


 (2) Includes Common Shares held by the Trustee of the Company's Employee Stock Ownership Plan for the account of executive officers of the Company with respect to which such persons have sole voting power and no investment power, as follows: Mr. MacFarlane, 16,219 shares; Mr. Uggerud, 10,933 shares; Mr. Kjellerup, 10,513 shares; Mr. Erickson, 4,316 shares; and all Directors and executive officers as a group, 72,708 shares.



     Includes the following Common Shares subject to options exercisable within 60 days of December 31, 2000: Mr. Brown, 2,000 shares; Ms. Dietz, 2,000 shares; Mr. Emmen, 2,000 shares; Mr. Erickson, 8,000 shares; Mr. Helgaas, 2,000 shares; Mr. Kjellerup, 8,000 shares; Mr. Liebe, 2,000 shares; Mr. MacFarlane, 26,000 shares; Mr. Molbert, 5,000 shares; Mr. Nelson, 2,000 shares; Mr. Partain, 2,000 shares; Mr. Spolum, 2,000 shares; Mr. Uggerud, 8,000 shares; and all Directors and executive officers as a group, 83,250 shares.



 (3) Excludes 21 shares owned by Ms. Dietz's husband as to which she disclaims beneficial ownership.



 (4) Includes 3,000 shares owned jointly with Mr. Emmen's wife as to which he shares voting and investment power.



 (5) Includes 2,853 shares owned jointly with Mr. Erickson's wife as to which he shares voting and investment power.



 (6) Excludes 28 shares owned by Mr. Kjellerup's wife as to which he disclaims beneficial ownership.



 (7) Includes 249 shares owned jointly with Mr. Liebe's wife as to which he shares voting and investment power. Includes 10 shares owned by Mr. Liebe's minor children which he, as Custodian, has voting and investment power.

 (8) Includes 23,743 shares owned jointly with Mr. MacFarlane's wife as to which he shares voting and investment power.



 (9) Includes 1,000 shares owned jointly with Mr. Partain's wife as to which he shares voting and investment power.



(10) Excludes 109 shares owned by Mr. Uggerud's wife as to which he disclaims beneficial ownership.



No Director, nominee or executive officer of the Company owned beneficially, directly or indirectly, on December 31, 2000, any shares of any series of Cumulative Preferred Shares of the Company except for Mr. Emmen, who owned 115 Cumulative Preferred Shares of the $3.60 series.


The information with respect to beneficial ownership of securities of the Company is based on information furnished to the Company by each person included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and holders of more than 10% of the Company's Common Shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. The Company believes that during the year ended December 31, 2000, its Directors and executive officers complied with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised solely of Directors who are not current employees of the Company. The Compensation Committee is responsible for developing recommendations for the Board related to the Company's executive compensation program.


The Compensation Committee develops annual recommendations for the Board for the base salaries, incentive bonuses, and long-term incentives for the Chief Executive Officer and for each of the other executive officers of the Company. The Compensation Committee reviews market-based compensation data prepared by the Company's Manager, Corporate Compensation and Benefits, in consultation with the Company's independent executive compensation consultant, Towers Perrin.


For this past year, Towers Perrin established the market competitiveness for nine top management positions of the Company by listing for each position the median base salaries, annual bonuses, and total direct compensation obtained from two primary sources: Towers Perrin/EEI Executive Compensation Survey (March
1999) and Watson Wyatt Data Services Publication -- Top Management
Compensation -- Utility Industry Cut (April 1999). The data from each survey was updated to reflect March 1, 2000 levels by using a 4.5% annual update factor. The data was adjusted to take into account the relative size (based on sales) of each company reporting data in the surveys. Total direct compensation included base salary, annual incentives, and long-term incentives. The companies which make up the Towers Perrin Analysis are not the same as those included in the EEI Index in the Stock Performance Graph appearing in this Proxy Statement.



The Company utilized the market data provided by Towers Perrin to establish a midpoint for base salary for each executive management position. Salary ranges were calculated at 20% above and below this midpoint. The Company also considered the executives' years of service, their relative contributions to generating revenue, and their current base salaries.


An additional study was conducted during 2000 to evaluate total direct compensation for Mr. Molbert. Towers Perrin provided market data for both general industry and the energy industry. The Company's Manager, Corporate Compensation and Benefits, prepared a further analysis of this data in consultation with Towers Perrin for consideration by the CEO and the Compensation Committee.

BASE SALARY


The Chief Executive Officer makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for executive officers (other than himself) based on the analyses described above and other subjective factors, including the individual performances and changes in corporate responsibilities. These recommendations are reviewed by the Compensation Committee and compared with market data prepared by the

Company and Towers Perrin. Adjustments in base salary may be made by the Compensation Committee. Final base salaries so determined by the Compensation Committee are primarily subjective and not targeted specifically to market data.

ANNUAL INCENTIVE BONUSES

In 2000, the Company implemented a new Management Incentive Plan for executives and key management employees, except for Mr. Molbert who is covered under a separate plan. The Management Incentive Plan provides bonuses for executives, including the Chief Executive Officer, if certain targets set by the Compensation Committee are achieved. These targets are set by the Compensation Committee near the end of the first quarter of each year. The targets vary based on the participating employee's level of responsibility. The Plan includes five participation levels. Mr. MacFarlane is in Level I, with a target payout of 30% of base pay. Mr. Erickson, Mr. Kjellerup, and Mr. Uggerud are in Level II, with a target payout of 20% of base pay. The remaining levels of participation provide for target payments of 15% or 10% of base pay to participating management employees. Incentive bonuses are paid in cash following the close of the fiscal year after determination of actual performance results for the year. The performance targets for top executives (Levels I and II) are as follows:

- Corporate Earnings per Share: Fifty percent of the incentive is paid if the minimum performance level is achieved. The target amount is paid for target performance. Additional amounts are paid for performance above the target. The corporate earnings per share target was exceeded in 2000.

- Corporate Return on Equity: Fifty percent of the incentive is paid if the minimum performance level is achieved. The target amount is paid for target performance. Additional amounts are paid for performance above the target. The corporate return on equity target was exceeded in 2000.

The Compensation Committee is granted discretion in the treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid to eligible employees under the Management Incentive Plan. All incentive payments for 2000 were calculated using reported results, without modification.

In addition to the incentive bonuses paid under the Management Incentive Plan, Mr. Uggerud, Chief Operating Officer, Energy Supply and Vice President, Operations, received a special bonus of $25,000 for his efforts in establishing and managing the Company's power services function within the Energy Supply business unit.


Mr. Molbert's incentive bonus is determined under the Varistar Corporation Management Incentive Plan. The Compensation Committee sets the annual incentive target under this plan, based on the annual return on capital. The target return on capital is equal to the weighted average cost of capital for Varistar Corporation. If return on capital reaches the target amount, Mr. Molbert receives the target incentive. The incentive payment is increased or decreased based on the actual variance from the target. The incentive plan limits the incentive payment to a maximum of 175% of the target and a minimum of 25% of the target. The return on capital target was exceeded in 2000.


LONG-TERM INCENTIVES

Long-term incentive compensation for executive officers of the Company is based on stock options granted by the Compensation Committee under the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan") approved by the Company's shareholders at the 1999 Annual Meeting. The Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, and non-employee directors capable of assuring the future success of the Company. The Compensation Committee has been designated by the Board of Directors to oversee the administration of the Stock Incentive Plan, with full power and authority to determine when and to whom awards will be granted and the type, amount, and other terms and conditions of each award. The Compensation Committee believes that executive compensation tied to stock price appreciation is an effective way to align the interests of management with those of the Company's shareholders.

In 2000, awards of non-qualified stock options for 234,000 Common Shares were granted to all executive officers as a group. The size of the grant awarded to each executive officer was intended to be competitive with awards to officers in similar positions in comparable companies, based on market data prepared by Towers Perrin in its analysis for the 50(th) percentile of long-term incentives and the 50(th) percentile of total direct compensation. The Compensation Committee also considered other criteria when determining grant size, such as years of service and individual performance. All options were granted with an exercise price equal to the market price of the Company's Common Shares on the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER


The Board, upon the recommendation of the Compensation Committee, sets the base salary of the Chief Executive Officer. The Chief Executive Officer's base salary is determined generally in accordance with the criteria utilized for other executive officers; however, the Chief Executive Officer's base salary is determined solely by the Compensation Committee without recommendation by the Chief Executive Officer. The Chief Executive Officer's annual incentive bonus, if any, depends on whether the Company exceeds the targeted performance objectives discussed above. In 2000, the Chief Executive Officer was granted a nonqualified option to purchase 125,000 Common Shares based on the same criteria and having the same terms as the options granted to the other executive officers of the Company.


OTHER BENEFIT PLANS


The Company currently maintains a variety of employee benefit plans and programs, which are generally available to all employees of the Company, including most executive officers. These include a Performance Incentive Program, Retirement Savings (401(k)) Plan, Employee Stock Ownership Plan (ESOP), Employee Stock Purchase Plan, Pension Plan, and Life and Living Plans. The Company also maintains an Executive Survivor and Supplemental Retirement Plan and Nonqualified Profit-Sharing and Retirement Savings Plans for certain senior executives.



Mr. Molbert receives benefits under certain plans provided by Varistar Corporation, including medical, dental and vision coverage, flexible benefits plan, life insurance plan, 401(k) plan, and long-term disability plan. Mr. Molbert is also a participant in the Varistar Corporation Incentive and Deferral Plan.


SECTION 162(M) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table. It is the policy of the Committee to take reasonable steps to preserve this tax deduction.

Maynard D. Helgaas (Chair)
Thomas M. Brown
Dennis R. Emmen
Arvid R. Liebe

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries for each of the last three fiscal years of the Chief Executive Officer of the Company and the other four most highly compensated persons serving as executive officers at the end of the fiscal year (the "Named Officers"):


                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                   ANNUAL COMPENSATION                 ---------------------
NAME AND PRINCIPAL       ----------------------------------------      SECURITIES UNDERLYING         ALL OTHER
POSITION                 YEAR       SALARY ($)       BONUS ($)(1)        OPTIONS/SARS (#)       COMPENSATION ($)(2)
------------------       ----       ----------       ------------      ---------------------    -------------------
John C. MacFarlane       2000        $363,456          $151,970               125,000                 $13,790
Chairman of the
  Board,                 1999        $337,389          $ 51,511                52,000                 $13,093
President and Chief      1998        $307,500          $ 41,633                    --                 $12,611
Executive Officer

Lauris N. Molbert(3)     2000        $163,320          $191,423                20,000                 $ 9,500
Chief Operating
Officer,
Varistar Corporation

Ward L. Uggerud          2000        $166,263          $ 71,346                21,000                 $ 5,300
Chief Operating
  Officer,               1999        $151,629          $ 46,105                16,000                 $ 5,931
Energy Supply            1998        $128,525          $ 31,766                    --                 $ 5,348

Douglas L. Kjellerup     2000        $174,510          $ 48,645                20,000                 $ 7,390
Chief Operating
  Officer,               1999        $157,629          $ 78,939                16,000                 $ 8,207
Energy Delivery          1998        $128,775          $ 21,794                    --                 $ 6,903

John D. Erickson         2000        $163,350          $ 45,534                25,000                 $ 5,552
Executive Vice
  President,             1999        $135,963          $ 26,131                16,000                 $ 7,175
Chief Financial
  Officer,               1998        $ 95,109          $  3,497                    --                 $ 5,281
Treasurer



(1) Includes (i) awards under the incentive bonus programs for executive officers described above in the Compensation Committee Report on Executive Compensation, (ii) a special bonus of $25,000 awarded to Mr. Uggerud in 2000 for the development and ongoing management of the Energy Supply business unit's power services function, (iii) a special bonus of $10,000 awarded to Mr. Uggerud in 1999 for his work on negotiating a settlement with Knife River Coal Mining Company, (iv) a bonus of $8,000 awarded to Mr. Uggerud in 1999 pursuant to a formula established by the Compensation Committee for reduced fuel costs and (v) a special bonus of $10,000 awarded to Mr. Uggerud in 1998 for his work in connection with the Coyote Station transition.



(2) Amounts of All Other Compensation for 2000 consists of (i) amounts contributed by the Company under the Otter Tail Power Company Retirement Savings Plan for 2000 as follows: Mr. MacFarlane, $3,974; Mr. Uggerud, $1,895; Mr. Kjellerup, $3,974; and Mr. Erickson, $3,818; (ii) amounts contributed under the Varistar Corporation Retirement Savings Plan for 2000 as follows: Mr. Molbert, $1,500; (iii) the amount of the Company's contribution under the Employee Stock Ownership Plan which was invested in Common Shares for 2000 as follows: Mr. MacFarlane, $4,039; Mr. Uggerud, $2,705; Mr. Kjellerup, $2,598; and Mr. Erickson, $1,034; (iv) amounts contributed by the Company under the Nonqualified Profit Sharing Plan for 2000 as follows: Mr. MacFarlane, $5,077; and Mr. Kjellerup, $118; (v) the amount contributed by Varistar to the Varistar Incentive and Deferral Plan for 2000: Mr. Molbert, $8,000; and (vi) $700 for each of the named officers (except Mr. Molbert) pursuant to the Company's program to reimburse employees for unreimbursed medical expenses.



(3) Mr. Molbert became an executive officer of the Company on April 10, 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information on grants of stock options in 2000 to the Named Officers:


                                                       INDIVIDUAL GRANTS(1)
                                ------------------------------------------------------------------
                                 NUMBER OF          % OF TOTAL
                                 SECURITIES        OPTIONS/SARS
                                 UNDERLYING           GRANTED          EXERCISE OR                       GRANT DATE
                                OPTIONS/SARS      TO EMPLOYEES IN      BASE PRICE       EXPIRATION      PRESENT VALUE
            NAME                 GRANTED(#)         FISCAL YEAR         ($/SHARE)          DATE            ($)(2)
            ----                ------------      ---------------      -----------      ----------      -------------
John C. MacFarlane                125,000             36.34%             $19.750          4/9/10          $473,750
Lauris N. Molbert                  20,000              5.81%             $19.750          4/9/10          $ 75,800
Ward L. Uggerud                    21,000              6.10%             $19.750          4/9/10          $ 79,590
Douglas L. Kjellerup               20,000              5.81%             $19.750          4/9/10          $ 75,800
John D. Erickson                   25,000              7.27%             $19.750          4/9/10          $ 94,750


(1) Each option was granted with a term of ten years and becomes exercisable as to 25% of the Common Shares covered thereby on each of the first through fourth anniversaries of the grant date. All options become fully exercisable upon a Change of Control. The exercise price may be paid by delivery of Common Shares, and tax withholding obligations related to exercise may be paid by delivery or withholding of Common Shares.


(2) In accordance with Securities and Exchange Commission Rules, the Black-Sholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Sholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value for the options granted: expected life of the option of seven years, volatility at 23.68%, dividend yield of 4.50% and discount rate of 5.16%.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information on option exercises in 2000 by the Named Officers and on the number and value of any unexercised options held by the Named Officers at the end of 2000:


                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                             OPTIONS/SARS AT FISCAL             OPTIONS/SARS AT
                                 SHARES                           YEAR-END(#)                FISCAL YEAR-END ($)(1)
                               ACQUIRED ON     VALUE      ----------------------------    ----------------------------
           NAME                EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----                -----------    --------    -----------    -------------    -----------    -------------
John C. MacFarlane                  0            $0         13,000          164,000        $111,313       $1,333,938
Lauris N. Molbert                   0            $0          2,500           27,500        $ 21,406       $  224,219
Ward L. Uggerud                     0            $0          4,000           33,000        $ 34,250       $  270,750
Douglas L. Kjellerup                0            $0          4,000           32,000        $ 34,250       $  262,750
John D. Erickson                    0            $0          4,000           37,000        $ 34,250       $  302,750


(1) Based on a market price of $27.75 per share, which was the closing price of the Company's Common Shares as reported by NASDAQ on December 31, 2000

PENSION AND SUPPLEMENTAL RETIREMENT PLANS

The following table estimates the aggregate annual amount of lifetime benefits, as of January 1, 2001, that would be payable under the Company's tax-qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated:


                                      YEARS OF SERVICE
   ANNUAL FINAL      --------------------------------------------------
 AVERAGE EARNINGS      15        20        25        30      40 OR MORE
 ----------------    -------   -------   -------   -------   ----------
$ 40,000             $ 7,841   $10,455   $13,068   $15,682    $17,250
  60,000              13,341    17,788    22,235    26,682     29,350
  80,000              18,841    25,121    31,402    37,682     41,450
 100,000              24,341    32,455    40,568    48,682     53,550
 120,000              29,841    39,788    49,735    59,682     65,650
 140,000              35,341    47,121    58,902    70,682     77,750
 160,000              40,841    54,455    68,068    81,682     89,850
 170,000   or more*   43,591    58,121    72,652    87,182     95,900


* Compensation used for benefits is limited to $170,000 for qualified plan


A participant's annual final average earnings is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant's retirement which produces the highest average salary. As of December 31, 2000, the annual final average earnings and actual credited years of service for each of the Named Officers (except for Mr. Molbert) were as follows: Mr. MacFarlane, $328,813 (39.5 years); Mr. Uggerud, $144,191 (29 years); Mr. Kjellerup, $148,276 (38 years); and Mr. Erickson, $125,112 (21 years).


The benefits in the foregoing table were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, there is no deduction for Social Security under the Pension Plan. The amounts shown in the above table reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.

The Company maintains the Executive Survivor and Supplemental Retirement Plan which was amended effective July 1, 1994. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the Named Officers (except Mr. Molbert) is a participant in this plan. If a participant dies while employed or disabled, the Company will pay the participant's beneficiary an amount equal to four times the participant's annual salary at the time of death. If a participant dies after retirement or dies after termination for other reasons with a vested benefit, the Company will pay the participant's beneficiary a lesser amount, depending upon the participant's age at death and his or her vested percentage.


In addition to these survivor benefits, the Executive Survivor and Supplemental Retirement Plan provides retirement benefits. Under the plan, the Company will pay a participant who retires at age 65 an annual retirement benefit for life (or, if more, for 15 years) equal to 70% of the participant's salary and bonuses during the 12 months before retirement offset by the participant's Social Security benefit and the amount of the participant's benefit from the Company's qualified pension plan if it were paid in the form of a single life annuity. A participant who retires early (after 10 years of service and age 55) or who terminates before retirement with a vested benefit in the plan will be paid a reduced amount. If a participant dies while still employed, his or her beneficiary will be paid the actuarial equivalent of the participant's benefit in 15 annual installments. At any time after a change in control or following termination of employment, a participant is entitled to receive upon request a lump sum distribution of 90% of his or her benefits in the plan with forfeiture of the remaining benefits. The Board of Directors has the right to amend, suspend, or terminate the plan, but no such action can reduce the benefits already accrued. The Company has purchased insurance on the lives of most of the participants to provide sufficient revenues to satisfy the benefit obligations payable under this plan. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the Named Officers (except Mr. Molbert), assuming salary is unchanged from 2000, and bonus is determined by actuarial assumptions based on past financial performance, is as follows: Mr. MacFarlane, $185,337; Mr. Uggerud, $39,565, Mr. Kjellerup, $43,289; and Mr. Erickson, $47,796.


Mr. Molbert is a participant in the Varistar Corporation Incentive and Deferral Plan. Under the plan, participants can defer up to 50% of base compensation and up to 100% of incentive compensation for the year. Varistar Corporation may contribute from 3% to 6% of Mr. Molbert's base pay and annual cash incentive (up to $200,000) to the plan annually based on performance. Company contributions vest upon the occurrence of the participant's retirement, death or disability or in the event of a change in control. For purposes of this plan, normal retirement is defined as leaving the employment of Varistar Corporation after age 58. In 2000, Varistar Corporation contributed $8,000 to this plan on behalf of Mr. Molbert.

SEVERANCE AND EMPLOYMENT AGREEMENTS

The Company has entered into change of control severance agreements (the "Severance Agreements") with certain of its executive officers, including Mr. MacFarlane, Mr. Uggerud, Mr. Kjellerup, and Mr. Erickson. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the officer's employment without Cause or the officer terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the officer's salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination); (ii) three years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between the Company and the officer; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; "Good Reason" is defined to include a change in the employee's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.


The Company has entered into an employment agreement with Mr. Molbert. Under the agreement, in the event the Company terminates the agreement for any reason or Mr. Molbert terminates the agreement for Reasonable Cause (as defined in the agreement), Mr. Molbert will receive his base pay in effect through the date of termination and a severance payment equal to one and one-half times the total compensation paid to Mr. Molbert in the most recent full calendar year preceding the date of termination. No severance is paid if Mr. Molbert terminates the agreement without Reasonable Cause or is terminated by the Company due to an act of embezzlement or willful misconduct materially injurious to the Company. In the event there is a dispute concerning severance pay under the agreement, Mr. Molbert is entitled to recover costs associated with obtaining the severance payment, including his attorney fees and court costs.


                           REPORT OF AUDIT COMMITTEE

The Audit Committee of the Company's Board of Directors (the "Audit Committee") is composed of four independent Directors as defined under Rule 4200 of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors attached as Exhibit A. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.


In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).


The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Robert N. Spolum (Chair)
Dennis R. Emmen
Kenneth L. Nelson
Nathan I. Partain

                            STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company's Common Shares for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1995, and reinvestment of all dividends).


    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG OTTER TAIL POWER,
           NASDAQ MARKET INDEX, AND EDISON ELECTRIC INSTITUTE INDEX.


                              [PERFORMANCE GRAPH]


                            1996          1997          1998          1999          2000
                            ----          ----          ----          ----          ----
Otter Tail Power           $ 94.65       $117.91       $130.72       $129.03       $199.77
NASDAQ                      124.27        152.00        214.39        378.12        237.66
EEI Index                   101.20        128.90        146.80        119.50        176.82

              PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has approved, and recommends that the Company's shareholders approve, an amendment to the Company's Restated Articles of Incorporation to provide for a change in the Company's name from "Otter Tail Power Company" to "Otter Tail Corporation." Under the Minnesota Business Corporation Act, a change in corporate name requires an amendment to the Restated Articles of Incorporation, which must be approved by the affirmative vote of the holders of at least a majority of the outstanding Common Shares. If the amendment is approved by the Company's shareholders, Article I of the Company's Restated Articles of Incorporation would be amended to read as follows:

                                   ARTICLE I.

          The name of the corporation shall be Otter Tail Corporation.


The Board of Directors believes that the change in corporate name to "Otter Tail Corporation" will better reflect the diversified scope of the Company's business and will still allow members of the general public to distinctively identify the Company. In addition to the electric utility, the Company operates plastics, health services, manufacturing, construction, telecommunications, transportation, and other businesses through its wholly owned subsidiary, Varistar Corporation. These diversified operations have grown over the years to the point where they contributed approximately 53% of the Company's total operating revenue in 2000. The Board of Directors believes that retaining "Otter Tail" in the corporate name will help maintain the distinctive identity of the Company to the general public. In addition, the name "Otter Tail Power Company" will continue to be used in connection with the Company's electric business.


If the proposed amendment to the Company's Restated Articles of Amendment is approved by shareholders, the amendment will become effective upon filing with the Secretary of State of the State of Minnesota. There will be no change in the Company's listing symbol (OTTR) on NASDAQ. Shareholders will not be required to, and should not, send in or exchange their stock certificates in connection with the corporate name change.

The Board of Directors recommends that the shareholders approve the proposal to amend the Restated Articles of Incorporation to change the name of the Company from "Otter Tail Power Company" to "Otter Tail Corporation." The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the proposed amendment requires a favorable vote of the shareholders of at least a majority of the outstanding Common Shares.

                              APPROVAL OF AUDITORS

There will be presented to the Annual Meeting a proposal to approve the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as the certified public accountants to audit the accounts of the Company for 2001. This firm has no direct or indirect financial interest in the Company. A partner of the certified public accounting firm of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions and to make a statement if the partner desires to do so. It is the intention that the Proxies, unless otherwise directed thereon, will be voted in favor of such proposal.

AUDIT FEES

Audit fees billed to the Company by Deloitte & Touche LLP for review of the Company's annual financial statements for 2000 and the financial statements included in the Company's quarterly reports on Form 10-Q for 2000 totaled $273,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during 2000.

ALL OTHER FEES

Fees billed to the Company by Deloitte & Touche LLP for all other non-audit services rendered to the Company during 2000, including tax related services, total $206,000. The Audit Committee considered and confirmed that the provision of these non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the Company's independent auditors.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Any holder of Common Shares of the Company who intends to present a proposal which may properly be acted upon at the 2001 Annual Meeting of Shareholders of the Company must submit such proposal to the Company so that it is received at the Company's principal executive offices at Box 496, Fergus Falls, Minnesota 56538-0496, on or before November 12, 2001, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER BUSINESS

As of the date hereof, the Board of Directors of the Company does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting, it is intended that the Proxies will vote thereon at their discretion.

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, is available without charge to shareholders. Address written requests to:

                                  Corporate Secretary
                                  Otter Tail Power Company
                                  Box 496
                                  Fergus Falls, MN 56538-0496

Dated: March 2, 2001                     By order of the Board of Directors
                                         GEORGE A. KOECK, Corporate Secretary &
                                              General Counsel

                                                                       EXHIBIT A

                            OTTER TAIL POWER COMPANY
                            AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors of Otter Tail Power Company in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. The Audit Committee's primary duties and responsibilities are to:

-Provide an open avenue of communication among the independent accountants, financial and senior management, internal auditing and the Board of Directors.

-Serve as an independent and objective party to monitor the corporation's financial reporting process and internal control system.

-Review and appraise the audit efforts of the corporation's independent accountants and internal auditing function.

II.   MEMBERSHIP

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors as defined in Rule 4200 of the National Association of Securities Dealers, Inc. The members will be free from any financial, family or other material personal relationships that, in the opinion of the Board or Audit Committee members, would interfere with the exercise of his or her independence from management and the corporation. All members of the Audit Committee will have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee must have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board of Directors. Unless the Board of Directors elects a Chair, the members of the Audit Committee may designate a Chair by majority vote of the Committee.

III.  MEETINGS

Audit Committee meetings require a quorum to take actions within the scope of its responsibilities. A majority shall constitute a quorum of the Audit Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

As part of its job to foster open communication, the Audit Committee has access to management, internal audit staff and the independent accountants to discuss any matters that the Committee or any one of these groups feels need to be discussed privately. In addition, the Audit Committee or at least the Chair should meet with management quarterly to review the corporation's quarterly financial results prior to release.

IV.  RESPONSIBILITIES AND DUTIES

The Audit Committee will fulfill their duties and responsibilities as follows:

A. GENERAL

-Adopt a formal written charter that is adopted by the full Board of Directors that specifies scope of responsibility, membership, etc. The charter will be reviewed as necessary, but at least annually.

-Maintain minutes or other records of meetings and activities.

-Report Committee actions to the Board of Directors with recommendations the Committee may deem appropriate.

B. INDEPENDENT ACCOUNTANTS

-Recommend to the Board of Directors the selection of independent accountants for the annual financial audit, considering independence and effectiveness. Review and approve the discharge of the independent accountants.

-Consult with independent accountants without management's presence about internal controls, disagreements between the independent accountants and management, and the completeness/accuracy of financial statements.

-Review, prior to the annual audit, the scope and general extent of the independent accountants' audit examinations including their engagement letter.

-Be apprised on audit work performed by other accounting firms that the independent accountants rely upon.

-On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the corporation to determine the accountants' independence. This should include a review of management consulting services.

-Consider results of the independent accountants' last peer review, litigation status and disciplinary actions, if any.

C. INTERNAL AUDIT

-Review and approve the annual internal audit plans.

-Review the internal audit function of the corporation including its independence and the authority of its reporting relationships.

-Review a summary of findings and completed internal audits and a progress report on executing the approved internal audit plan.

-Meet annually with internal audit, without management present, to allow opportunity for free and open dialogue.

D. FINANCIAL STATEMENTS/INTERNAL CONTROLS

-Review annual financial statements with management and the independent accountants to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, and approve such financial statements prior to release of the annual earnings.

-Review the SEC Form 10-K prior to its filing.

-Consider independent accountants' judgements regarding the quality and appropriateness of financial statements.

-Make inquiries of management and independent accountants' concerning the adequacy of the corporation's system of internal controls.

-Inquire of management and the independent accountants about significant risks or exposures, including legal matters, that exist and assess the steps management has taken to minimize such risks and exposures.

-Following completion of the annual audit, be apprised of any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

E. ETHIC AND BUSINESS CONDUCT

-Review the corporation's codes of conduct annually and direct management to establish a system reasonably designed to assure compliance with the code.

The above list represents examples of actions the Audit Committee may take in fulfilling their responsibilities. The list shall not be construed as mandatory functions of the committee. The Audit Committee has the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                                        -----------------------
                                                        |  COMPANY NUMBER: 387 |
                                                        |  CONTROL NUMBER:     |
                                                        -----------------------


                               VOTING INSTRUCTIONS

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY.


VOTE BY THE INTERNET -- http://www.ottertailpower.com/proxy


      -     Use the Internet to vote your proxy 24 hours a day, 7 days a week.

      - You will be prompted to enter the 3-digit company number and the 7-digit control number which are located above.

      -     Follow the instructions given on the web site for voting.

      -     Internet voting will terminate at 12:00 noon C.S.T., April 6, 2001.

VOTE BY TELEPHONE -- 1-800-240-6326

      - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

      - You will be prompted to enter the 3-digit company number and the 7-digit control number which are located above.

      -     Follow the recorded instructions.

      -     Phone voting will terminate at 12:00 noon C.S.T., April 6, 2001.

VOTE BY MAIL

      - Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

Thank you for voting.

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.




                             - Please detach here -



                                      PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            OTTER TAIL POWER COMPANY

The undersigned hereby appoint DENNIS R. EMMEN, NATHAN I. PARTAIN, and THOMAS M. BROWN (each with power to act alone and with full power of substitution) the Proxies of the undersigned to vote all Common Shares which the undersigned is entitled to vote at the Annual Meeting of Otter Tail Power Company to be held April 9, 2001, and at any adjournment thereof, and hereby directs that this Proxy be voted as follows:

1. ELECTION OF DIRECTORS      FOR all nominees listed below        [ ]      WITHHOLD AUTHORITY                [ ]
                              (except as marked to the contrary below)      to vote for all nominees listed below


01) Arvid R. Liebe         02) John C. MacFarlane             03) Gary J. Spies


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


________________________________________________________________________________

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION to change the name of the Company from "Otter Tail Power Company" to "Otter Tail Corporation."

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

3. THE APPOINTMENT OF DELOITTE & TOUCHE LLP as auditors.

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                                 SEE OTHER SIDE

                                 SEE OTHER SIDE



THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.


                                                           Total Shares


                                                           Proxy Nbr


                                                   Dated:
                                                   ______________________, 2001


____________________________________    ___________________________________
Signature                               Signature, if held jointly





                PLEASE RETURN UPPER PORTION IN ENVELOPE PROVIDED.







                       PLEASE VOTE YOUR PROXY... NOW!




YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED. IF YOU VOTE BY THE INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

WHAT IS YOUR QUESTION?

Otter Tail management welcomes the questions of all shareholders--whether or not they can attend the annual meeting. Questions of general interest will be answered at the meeting. All questions will be answered by letter. This blank is for your use in submitting your question. It may be mailed to the Company with your Proxy.

I WISH TO ASK:

                               NAME

                               STREET OR P.O. BOX

                               CITY

                               STATE  ______     ZIP __

2001